UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2015
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, Sam Duncan notified the Board of Directors of his intention to retire as President and Chief Executive Officer of SUPERVALU INC. (the “Company”) on February 29, 2016, following the end of the Company’s 2016 fiscal year.
The Company’s Board of Directors appointed Bruce H. Besanko, SUPERVALU’s Executive Vice President, Chief Financial Officer, to the office of Executive Vice President, Chief Operating Officer and Susan S. Grafton, SUPERVALU’s Senior Vice President, Finance, and Chief Accounting Officer, to the office of Executive Vice President, Chief Financial Officer, each effective October 1, 2015. Ms. Grafton will retain the responsibilities of chief accounting officer.
In connection with the changes described above, the Company’s Leadership Development & Compensation Committee approved certain changes to the compensation of Mr. Besanko and Ms. Grafton. Mr. Besanko’s annual base salary will increase to $750,000. The increase in Mr. Besanko’s annual incentive opportunity resulting from his base salary increase for fiscal 2016 will be prorated for the portion of the year during which his different base salary amounts were in effect. He will also receive a long-term incentive award valued at $200,000, divided equally between stock options and restricted stock, to be granted on the first trading day after his appointment when the Company’s trading window is open, with the terms of such awards being consistent with the Company’s current forms of stock option and restricted stock agreements. The value of Mr. Besanko’s long-term incentive will increase to $1,400,000 effective for the fiscal 2017 awards.
Ms. Grafton’s annual base salary will increase to $500,000, and her annual incentive opportunity will increase to 75% of her base salary. The increase in Ms. Grafton’s annual incentive opportunity for fiscal 2016 will be prorated for the portion of the year during which her different base salary and annual incentive opportunity amounts were in effect. The value of Ms. Grafton’s long-term incentive will increase to $650,000 effective for the fiscal 2017 awards. Ms. Grafton will also receive enhanced change of control severance benefits, consistent with the terms provided to other executive officers of the Company, which reflect a severance payment multiple of two times base salary and target annual incentive, in the event of a qualifying termination within two years following a change of control, the terms of which are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on June 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 1, 2015

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)